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                                                                    EXHIBIT 4.04


                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is entered into the 16th day of May, 1996 by and among DYNAMIC HEALTHCARE TECHNOLOGIES, INC. (the
"Corporation") and NIKHIL BHATT (the "Shareholder").

                              W I T N E S S E T H

         WHEREAS, the Corporation and Shareholder are parties to that certain Stock Option Agreement dated as of the date hereof, pursuant to which the Shareholder is being issued options to purchase an aggregate of 150,000 shares of the Corporation's common stock, $.01 par value (the "Shares"); and

         WHEREAS, the Corporation desires to grant to the Shareholder certain registration rights relating to the Shares upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Shareholder agree as follows:

         1.      PIGGY-BACK REGISTRATION RIGHTS.

                 (a) The Corporation hereby covenants and agrees with the Shareholder (including, any subsequent holder or holders of the Shares) that, in the event the Corporation proposes to file a registration statement under the Act (other than in connection with an exchange offer, a "rights" offering to shareholders, a registration statement on Form S-8 or S-4 or any successor forms relating to employee benefit plans, or in connection with a dividend reinvestment plan, an employee benefit plan, the conversion of any convertible securities, or a stand-by underwriting with respect to the call of a warrant, option, right or convertible security for redemption) with respect to any class of security then the Corporation shall in each case given written notice of such proposed filing to the Shareholder at least thirty (30) calendar days before the anticipated filing date of such registration statement or, in the event that the Corporation has not formulated its intent to file such registration statement at least thirty (30) calendar days before the anticipated filing date of the registration statement, as soon as practicable upon the formation by the Corporation of such intent, which notice shall specify the information required to be provided to the Company pursuant to
Section 2. Such notice shall offer to Shareholder the opportunity to include in such registration statement such number of the Shares as the Shareholder may request. The Corporation shall permit, or shall use its best efforts to cause the managing underwriter of a proposed offering to permit, the Shareholder of the Shares requested to be included in the registration (the "Piggy-Back Shares") to include such Piggy-Back Shares in the proposed offering on the same terms and conditions as applicable to the shares of Common Stock offered by the Corporation and for the account of any person other than the Corporation, as the case may be.
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         2.      REGISTRATION PROCEDURES.  If the Corporation is required by the provisions of Section 1 to effect the registration of any of its securities under the Act, the Corporation will, as expeditiously as is possible:

                 (a) Prepare and file with U.S. Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective.

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the holder of such securities shall desire to sell the same.

                 (c) Furnish to the Shareholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as the Shareholder may reasonably request in order to facilitate the sale of the securities owned by the Shareholder.

                 (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Shareholder shall reasonably request, and do such other reasonable acts and things as may be required in such jurisdictions.

                 (e) Otherwise use its best efforts to comply with all application rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months, after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

         3. EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incurred in complying with Section 1 herein, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Corporation, the reasonable fees and expenses of counsel for the Shareholder, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws or any jurisdictions pursuant to Section 3(d), shall be paid by the Corporation, except that:

                 (a) All such expenses in connection with any amendment or supplement to the registration statement or prospectus filed more than 24 months after the effective date of such registration statement because the Shareholder has not effected the disposition of the securities requested to be registered shall be paid by the Shareholder in such proportions as he agrees; and





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                 (b)      The Corporation shall not be liable for any discounts
or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by the Shareholder; and

         It shall be a condition precedent to the obligation of the Corporation to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of Shareholder that (i) the Corporation shall have received an undertaking satisfactory to it from the Shareholder to pay all expenses to be incurred by or for the account of and required to be paid by the Shareholder, and (ii) the Shareholder shall furnish to the Corporation such information regarding the securities held by the Shareholder and the intended method of disposition thereof as the Corporation shall reasonably request and as shall be required in connection wit the action take by the Corporation.

         4.      INDEMNIFICATION.

                 (a) In the event of any registration of any of its securities under the Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holder of such securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such securities and each other person, if any, who controls such holder or such participating person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

                 (b) The Shareholder, by acceptance thereof, agrees to indemnify and hold harmless the Corporation, its directors and officers and each other person, if any, who controls the Corporation against any losses, claims, damages or liabilities, joint or several, to which the Corporation or any such director or other or any such person may become subject under the Act





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or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact which was based upon information in writing provided to the Corporation by the Shareholder on the effective date thereof, in any registration statement under which securities were registered under the Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment thereto.

         5.      MISCELLANEOUS.

                 (a) NOTICE GENERALLY. Any notice, demand or delivery to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of the Shares at its last known address appearing on the books of the Corporation maintained for such purpose or (b) the Corporation at its principal office at 101 Southhall Lane, Maitland, Florida 32751. Shareholder and the Corporation may each designate a different address by notice to the other pursuant to this Section.

                 (b) SUCCESSORS AND ASSIGNS. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Corporation and Shareholder. The provisions of this Agreement are intended to be for the benefit of holder of the Shares and shall be enforceable by any such holder.

                 (c) AMENDMENT. This Agreement may not be modified or amended except by written agreement of the parties.

                 (d) HEADINGS. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

                 (e) GOVERNING LAW; VENUE. This Agreement shall be governed by the laws of the State of Florida, with proper venue with respect to any dispute relating hereto being Dade County, Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                                      a Nebraska corporation

                                      By:  /s/  MITCHEL J. LASKEY
                                         ---------------------------------------
                                                Mitchel J. Laskey,
                                                   President

                                      SHAREHOLDER:


                                           /s/  NIKHIL BHATT
                                         ---------------------------------------
                                                Nikhil Bhatt





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